AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment dated June 22, 2017 to the ASSET PURCHASE AGREEMENT dated the 4th day of December, 2013 ("APA") by and among AppTech Corp., a Wyoming Corporation located at 2011 Palomar Airport Road Suite 102, Carlsbad, CA 92011 ("APPTECH"), and Globaltel Media, Inc., a Delaware Corporation, whose principle offices are at 4653 Carmel Mountain Road Suite 308-508, San Diego, CA 92130 ("GTM").

RECITALS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, APPTECH and GTM hereto agree that the foregoing amended Recitals are true, correct and complete:

A. WHEREAS, APPTECH desires to acquire One-Hundred Percent (100%) of the assets of GTM in exchange for Twenty-Six Million, Six-Hundred Thousand Dollars ($26,600,000 USD) ("Total Payment") and Five-Million (5,000,000) ("Total Shares") shares of common shares of stock of APPTECH (the "APPTECH Common Stock" or "APPTECH Shares");

B. WHEREAS, the Total Payment shall be paid to GTM as described herein article 4.1 subsection (c). The Total Shares of stock shall be issued to GTM as described herein article 4.1 subsection (a);

C. Settlement Judgment. The settlement of the judgment for the claim known as *Svenston Buelow and Amanda Eliot v. Robert Sanchez*, Case No. 37-2012-00084252-CU-FR-CTL, California Superior Court, San Diego County;

D. Patents. USPTO 8,073,895 & 8,572,166 "System and Method for Delivering Web Content to a Mobile Device", USPTO 8,315,184 "Computer to Mobile Two-Way Chat System and Method", and USPTO 8,369,828 "Mobile-to-Mobile Payment System and Method";

AGREEMENT

APPTECH and GTM agree to amend the APA replacing all previous versions as set forth herein. APPTECH and GTM agree that the Asset Purchase Agreement dated September 30, 2015 is null and void.

Article 3, Pre-Closing Covenants, 3.2 Liabilities

GTM hereby agrees that any and all liabilities and obligations incurred prior to or arising after the execution of this Amendment are the sole responsibility of GTM. APPTECH shall not assume, pay, perform, defend or discharge any GTM liabilities or obligations of any kind.

Article 4, Post-Closing Covenants, 4.1 (c) Delivery of Cash.

The Total Payment shall be paid by APPTECH to GTM as follows:

1. One-Million, Six-Hundred Thousand Dollars ($1,600,000 USD) ("Initial Payment") on or by November 20, 2017 ("Initial Payment Date") which shall be applied towards the following:

Payee	Purpose	Amount
Settlement Judgment	Repayment of funds paid by APPTECH	Nine-Hundred Thousand Dollars ($900,000)
APPTECH	Issuance of GTM shares for Five-Hundred, Fifty Thousand Dollars	One-Hundred Eight Thousand, Four-Hundred & Eighty-One (108,481) common

	($550,000 USD) payment by APPTECH towards Settlement Judgment	shares of GTM
Innominds Private Limited	Initial debt payment	One-Hundred Thousand Dollars ($100,000 USD)
Innominds Private Limited	Fee for re-launch of GTM software	Seventy-Five Thousand Dollars ($75,000 USD)
Innominds Private Limited	Final debt payment	One-Hundred, Twenty-Five Thousand Dollars ($125,000 USD)
Legal Firm for Patents	Fees for Patent revival	Thirty-Five Thousand Dollars ($35,000 USD)
SMS Third Parties	Fees for supporting two (2) months of SMS operations	Twenty-Three Thousand Dollars ($23,000 USD)
Robert Sanchez	Two (2) month's salary as APPTECH Chief Technology Officer (CTO)	Twenty-Five Thousand Dollars ($25,000)
GTM Staff	Two (2) months of engineers required to support re-launch of GTM software	Fifty-Two Thousand Dollars ($52,000 USD)
GTM	Remainder of Initial Payment	Two-Hundred, Sixty-Five Thousand Dollars ($265,000 USD)

2. The remainder of the Total Payment to be paid from Twenty-Five Percent (25%) of the net proceeds on revenues created by or generated by the assets of GTM including but not limited to all intellectual property ("IP"), USPTO issued patents, software, databases, documentation, copyrights, trademarks, registrations, and derivations of such. These revenues shall be paid by APPTECH to GTM on a quarterly basis.

Effectiveness of Agreement. Except as set forth in this Amendment to the Agreement, all the provisions of the Agreement shall remain unchanged and in full force and effect.

APPTECH

Signature: ______________________
Name: Luke D'Angelo, Chairman of the Board & Executive Director

GTM

Signature: ______________________
Name: Robert Sanchez, CEO & President

Addendum to Asset Purchase Agreement 6-22-2017

APPTECH will receive deferred payback by GTM of the $350,000 used to pay off the Settlement Judgment.

GTM shall pay back $350,000 cash to APPTECH via withholding GTM's share of future revenues.

Any unforeseen expenses that pertain to the patents, software, Third Parties, GTM Staff shall be paid back via withhold GTM's share of future revenues. These additional expenses with be agreed upon by both parties.

The use of these funds is solely to pay off the remainder of GTM debt.

APPTECH

Signature: ______________________________
Name: Luke D'Angelo, Chairman of the Board & Executive Director

GTM

Signature: ______________________________
Name: Robert Sanchez, CEO & President

THIS ADDENDUM IS STRICTLY CONFIDENTIAL AND SHALL NOT BE DISCLOSED TO ANY THIRD PARTY.